UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2020

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Securities registered pursuant to Section 12(b) of the Exchange Act
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Definitive Material Agreement.

On January 21, 2020, Evoke Pharma, Inc. (the “Company”) entered into a commercial services agreement (the “Commercial Services Agreement”) with Eversana Life Science Services, LLC (“Eversana”) for the commercialization of Gimoti™, the Company’s nasal spray product candidate for the relief of symptoms in adult women with acute and recurrent diabetic gastroparesis. Pursuant to the Commercial Services Agreement, Eversana will commercialize and distribute Gimoti in the United States if approved by the U.S. Food and Drug Administration (“FDA”). Eversana will manage the marketing of Gimoti to gastroenterologists and other targeted health care providers as well as the sales and distribution of Gimoti to wholesalers, pharmacies and other customers within the United States.

Under the terms of the Commercial Services Agreement, the Company maintains ownership of the Gimoti New Drug Application (“NDA”), as well as legal, regulatory, and manufacturing responsibilities for Gimoti.  Eversana will utilize its internal sales organization along with other commercial functions for market access, marketing, distribution and patient support services.  The Company will record sales for Gimoti to Eversana’s third party logistics division and retain more than 80% of product profits.  Eversana will receive reimbursement of its commercialization costs pursuant to an agreed upon budget and a percentage of product profits in the mid-to-high teens.  Product profits are the net sales (as defined in the agreement) of Gimoti, less (i) reimbursed commercialization costs, (ii) manufacturing and administrative costs set at a fixed percentage of net sales, and (iii) third party royalties.  During the term of the agreement, Eversana agreed to not market, promote, or sell a competing product in the United States. The Company granted Eversana the co-exclusive right (with the Company) to commercialize Gimoti in the United States upon termination of the Company’s existing commercial services agreement with Novos Growth, LLC (“NGP”) as described in Item 1.02 below.

In addition, in connection with the Commercial Services Agreement, Eversana and the Company have entered into a loan agreement, dated January 21, 2020, pursuant to which Eversana has agreed to provide a revolving credit facility of up to $5.0 million (the “Credit Facility”) to the Company conditioned upon FDA approval of the Gimoti NDA, if any, as well as certain other customary conditions.  The Credit Facility is secured by all of the Company’s personal property other than our intellectual property. Under the terms of the Credit Facility, we cannot grant an interest in the Company’s intellectual property to any other person.  Each loan under the Credit Facility will bear interest at an annual rate equal to 10.0%.

The Company may prepay any amounts borrowed under the Credit Facility at any time without penalty or premium.  The maturity date of all amounts, including interest, borrowed under the Credit Facility will be 90 days after the expiration or earlier termination of the Commercial Services Agreement.   The Credit Facility also includes events of default, the occurrence and continuation of which provide Eversana with the right to exercise remedies against the Company and the collateral securing the loans under the Credit Facility, including our cash. These events of default include, among other things, the Company’s failure to pay any amounts due under the Credit Facility, an uncured material breach of the representations, warranties and other obligations under the Credit Facility, the occurrence of insolvency events and the occurrence of a change in control.

The term of the Commercial Services Agreement is from January 21, 2020 until five years from the date, if any, that the FDA approves the Gimoti NDA.  Upon expiration or termination of the agreement, the Company will retain all profits from product sales and assume all corresponding commercialization responsibilities.  Within 30 days after each of the first three annual anniversaries of commercial launch, either party may terminate the agreement if net sales of Gimoti do not meet certain annual thresholds. Either party may terminate the agreement: for the material breach of the other party, subject to a 60-day cure period; in the event an insolvency, petition of the other party is pending for more than 60 days; upon 30 days written notice to the other party if Gimoti is subject to a safety recall; the other party is in breach of certain regulatory compliance representations under the agreement; the Company discontinues the development or production of Gimoti; Gimoti is not commercially launched with nine months of FDA approval, if any, or the net profit is negative for any two consecutive calendar quarters beginning with the first full calendar quarter 24 months following commercial launch; or if there is a change in applicable laws that makes operation of the services as contemplated under the agreement illegal or commercially impractical. Either party may also terminate the Commercial Services Agreement upon a change of control of the Company, subject, in the event that the Company initiates such termination, to a one-time payment equal to between two times and one times annualized service fees paid by the Company under the Commercial Services Agreement, with such amount based on which year after commercial launch the change of control occurs. In addition, Eversana may terminate the Commercial Services Agreement if Gimoti is not approved by FDA by December 31, 2020 (provided Eversana gives the Company notice of such termination no later than March 1, 2021), or if the Company withdraws Gimoti from the market for more than 90 days.  The Company may also terminate the agreement if Eversana fails to submit a commercialization plan and budget within 45 days of the date of the agreement, or if the parties are unable to agree to a commercialization plan and budget within 75 days of the date of the agreement.

The foregoing descriptions of the terms of the Commercial Services Agreement and loan agreement governing the Credit Facility do not purport to be complete, and are qualified in their entirety by reference to the complete copy of such agreements which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the period ending March 31, 2020.  The Company intends to seek confidential treatment for certain portions of the agreements.

Item 1.02Termination of a Definitive Material Agreement.

On January 23, 2020, the Company and Novos Growth, LLC (“NGP”) mutually agreed to terminate, effective immediately, the Commercial Services Agreement (as amended, the “NGP Agreement”), dated as of January 5, 2019, by and between the Company and NGP related to the commercialization of Gimoti. The Company will not incur any early termination fees due to the termination of the NGP Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Credit Facility set forth under Item 1.01 above is incorporated herein by reference.

Safe Harbor Statement

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding: the potential FDA approval of the Gimoti NDA and the expected commercialization activities to be conducted by Eversana and product profits following any such approval; and the expected availability of the Credit Facility following any approval of the Gimoti NDA. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the potential for FDA to delay the PDUFA target goal date due to FDA’s internal resource constraints or other reasons; the Company may be unable to timely and successfully address the deficiencies raised in the Complete Response Letter (“CRL”) regarding Gimoti, including as a result of adverse findings from a root cause analysis or data from the newly manufactured product batches not fully addressing issues raised by FDA in the CRL and type A meeting; FDA may not agree with the Company’s conclusion of the results from the manufacturing testing or the root cause analysis, or may require the Company to conduct additional studies; the inherent risks of clinical development and regulatory approval of Gimoti; the risk that the funding under the $5.0 million Credit Facility may not be completed on the timeframe the Company expects, or at all, including as a result of an event of default under the terms of the loan agreement; the Company’s dependence on third parties for the manufacture of Gimoti and analysis of the manufacturing data; the Company’s dependence on Eversana to successfully commercialize Gimoti; the Company is entirely dependent on the success of Gimoti; the Company will require substantial additional funding to continue its operations into the second quarter of 2020, and may be unable to raise capital or obtain funds when needed, including to fund ongoing operations; the Company could face significant additional costs due to litigation or other events; and other risks detailed in the Company’s periodic reports it files with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: January 23, 2020	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary